Exhibit 99.1

1999 Bryan Street, Suite 1200
Dallas, Texas 75201
1.214.583.8500

Press Release

FOR IMMEDIATE RELEASE	August 3, 2020

Jacobs Reports Fiscal Third Quarter Earnings
Launched Advancing Justice and Equality Action Plan Built on Foundation of Strong Values
Leveraged Global Scale and Digital Solutions to Accelerate a Virtual Workplace
Awarded Intelligent Asset Management Win at Navy Kings Bay and Strategic NORAD Win
Increasing Fiscal 2020 Adjusted EBITDA and Adjusted EPS Guidance
Fiscal Q3 Cash Flow Over $300M and Increasing Fiscal 2020 Outlook
DALLAS, TEXAS - Jacobs Engineering Group Inc. (NYSE: J) today announced its financial results for the fiscal third quarter ended June 26, 2020.
Q3 2020 Highlights:
▪Gross revenue of $3.3 billion1 grew 2.9% year-over-year; net revenue down 4% pro forma
▪EPS from continuing operations of $1.73 up significantly year over year
▪Adjusted EPS from continuing operations of $1.26, including $0.05 in discrete tax benefits
▪Backlog increased $1.2 billion to $23.7 billion, up 5% year-over-year and up 4% on a pro forma basis
▪Cash flow from operations and free cash flow well over $300M, increasing FY20 outlook to approaching $400M
▪Revised fiscal 2020 outlook represents improved year-over-year adjusted EBITDA and adjusted EPS growth
Jacobs’ Chair and CEO Steve Demetriou commented, “We have maintained focus on our top priority: keeping our people safe and ensuring business continuity for our customers. I am extremely proud of how our people have responded, not only to the COVID-19 pandemic, but also our company-wide support for social justice and global equality. We continue to align our culture around our values, particularly ’We live inclusion,’ combined with our willingness to continuously learn – and turn that learning into action and solutions. Our values based culture is a key competitive advantage for Jacobs that will foster growth over the coming years.” Demetriou continued, "From a business standpoint, our ability to solve highly technical challenges across a diverse set of end markets, at scale, in virtual environments provides us with the ability to grow in a variety of economic scenarios. Our teams across the globe have demonstrated strong business acumen while delivering innovative solutions for customers in one of the most disruptive periods in history.”

Jacobs’ President and CFO Kevin Berryman added, “The strategy we developed and have been executing since 2016 to build a company aligned to sustainable higher growth markets has proved its resilience during one of the most severe economic shocks in history. The highly recurring mission-critical nature of our work, combined with our ability to rapidly adjust virtually, enabled us to deliver solid earnings and strong free cash flow generation during this unprecedented pandemic. Given our ability to adapt in this new environment, we expect to continue to drive solid results for the remainder of fiscal 2020, further transforming Jacobs through technology-focused innovations that will enable profitable growth in fiscal 2021 and beyond."

Financial Outlook
The company now expects fiscal 2020 adjusted EBITDA of $1,000 million to $1,0502 million and adjusted EPS of $5.05 to $5.302 from its previous outlook of adjusted EBITDA of $950 million to $1,050 million and adjusted EPS of $4.80 to $5.30.

1Reflects continuing operations as reported in accordance with GAAP.
2Reconciliation of the adjusted EPS outlook and adjusted EBITDA outlook for the full fiscal year to the most directly comparable GAAP measure is not available without unreasonable efforts because the Company cannot predict with sufficient certainty all the components required to provide such reconciliation, including with respect to the costs and charges relating to transaction expenses, restructuring and integration to be incurred in fiscal 2020.

Third Quarter Review

	Fiscal Q3 2020	Fiscal Q3 2019	Change
Revenue	$3.3 billion	$3.2 billion	$0.1 billion
Net Revenue	$2.7 billion	$2.6 billion	$0.1 billion
GAAP Net Earnings from Continuing Operations	$227 million	$89 million	$138 million
GAAP Earnings Per Diluted Share (EPS) from Continuing Operations	$1.73	$0.65	$1.08
Adjusted Net Earnings from Continuing Operations	$165 million	$193 million	($28 million)
Adjusted EPS from Continuing Operations	$1.26	$1.40	($0.14)
The company’s adjusted net earnings from continuing operations and adjusted EPS from continuing operations for the third quarter of fiscal 2020 and fiscal 2019 exclude the adjustments set forth in the table below. For additional information regarding these adjustments and a reconciliation of adjusted net earnings and adjusted EPS to net (loss) earnings and EPS, respectively, as well as a reconciliation of net revenue to revenue, refer to the section entitled “Non-GAAP Financial Measures” at the end of this release.

	Fiscal Q3 2020	Fiscal Q3 2019
GAAP Net Earnings from Continuing Operations and Diluted Earnings Per Share (EPS)	$227 million ($1.73 per share)	$89 million ($0.65 per share)
After-tax restructuring, transaction costs and other charges ($20.5 million and $106.5 million for the fiscal 2020 and 2019 periods, respectively before income taxes)	$14 million ($0.11 per share)	$80 million ($0.58 per share)
Other adjustments include:
 (a) add-back of amortization of intangible assets of $23.1 million and $18.4 million in the 2020 and 2019 periods, respectively,
 (b) the allocation to discontinued operations of estimated stranded corporate costs of $2.0 million in the 2019 period that were reimbursed or otherwise eliminated in connection with the sale of the Energy, Chemicals and Resources ("ECR") business,
 (c) the reclassification of revenues under the Company's Transition Services Agreement (TSA) with Worley of $1.0 million and $14.1 million, included in other income for U.S. GAAP reporting purposes to SG&A and the exclusion of $0.1 million and $3.2 million in remaining unreimbursed costs associated with the TSA during the fiscal 2020 and 2019 periods, respectively
 (d) the removal of $(123.1) million in fair value adjustments related to our investment in Worley stock (net of Worley stock dividend) and certain foreign currency revaluations relating to the ECR sale in the 2020 period,
 (e) the allocation to discontinued operations of estimated interest expense amounts in 2019 related to long-term debt that was paid down in connection with the closing of the sale of the ECR business of $5.8 million,
 (f) other income tax adjustments of $1.5 million in the 2019 period and
 (g) associated income tax expense adjustments for the above pre-tax adjustment items.
	$(76) million ($(0.58) per share)	$24 million ($0.17 per share)
Adjusted Net Earnings from Continuing Operations and Adjusted EPS from Continuing Operations	$165 million ($1.26 per share)	$193 million ($1.40 per share)
(note: earnings per share amounts may not add due to rounding)
Fiscal third quarter 2020 adjusted earnings per share from continuing operations reflect an adjusted effective tax rate of 25%, excluding favorable discrete tax impacts of $6.7 million, or $0.05 per share.
Jacobs is hosting a conference call at 12:00 P.M. ET on Monday August 3, 2020, which it is webcasting live at www.jacobs.com.

About Jacobs
At Jacobs, we're challenging today to reinvent tomorrow by solving the world's most critical problems for thriving cities, resilient environments, mission-critical outcomes, operational advancement, scientific discovery and cutting-edge manufacturing, turning abstract ideas into realities that transform the world for good. With $13 billion in annual revenue and a talent force of approximately 55,000, Jacobs provides a full spectrum of professional services including consulting, technical, scientific and project delivery for the government and private sectors. Visit jacobs.com and connect with Jacobs on LinkedIn, Twitter, Facebook and Instagram.

Forward-Looking Statements
Certain statements contained in this press release constitute forward-looking statements as such term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such statements are intended to be covered by the safe harbor provided by the same. Statements made in this press release that are not based on historical fact are forward-looking statements. Examples of forward-looking statements include, but are not limited to, statements we make concerning the potential continued effects of the COVID-19 pandemic on our business, financial condition and results of operations and our expectations as to our future growth, prospects, financial outlook and business strategy for fiscal 2020 or future fiscal years. Although such statements are based on management's current estimates and expectations, and currently available competitive, financial, and economic data, forward-looking statements are inherently uncertain, and you should not place undue reliance on such statements as actual results may differ materially. We caution the reader that there are a variety of risks, uncertainties and other factors that could cause actual results to differ materially from what is contained, projected or implied by our forward-looking statements. Such factors include the magnitude, timing, duration and ultimate impact of the COVID-19 pandemic and any resulting economic downturn on our results, prospects and opportunities, the timeline for easing or removing “shelter-in-place”, “stay-at-home”, social distancing, travel restrictions and similar orders, measures or restrictions imposed by governments and health officials in response to the pandemic, or if such orders, measures or restrictions are re-imposed after being lifted or eased, including as a result of increases in cases of COVID-19; and the development, effectiveness and distribution of vaccines or treatments for COVID-19. The impact of such matters includes, but is not limited to, the possible reduction in demand for certain of our services and the delay or abandonment of ongoing or anticipated projects due to the financial condition of our clients and suppliers or to governmental budget constraints; the inability of our clients to meet their payment obligations in a timely manner or at all; potential issues and risks related to a significant portion of our employees working remotely; illness, travel restrictions and other workforce disruptions that could negatively affect our supply chain and our ability to timely and satisfactorily complete our clients’ projects; difficulties associated with hiring additional employees or replacing any furloughed employees; increased volatility in the capital markets that may affect our ability to access sources of liquidity on acceptable pricing or borrowing terms or at all; and the inability of governments in certain of the countries in which we operate to effectively mitigate the financial or other impacts of the COVID-19 pandemic on their economies and workforces and our operations therein. The foregoing factors and potential future developments are inherently uncertain, unpredictable and, in many cases, beyond our control. For a description of these and additional factors that may occur that could cause actual results to differ from our forward-looking statements see our Annual Report on Form 10-K for the year ended September 27, 2019, and in particular the discussions contained under Item 1 - Business; Item 1A - Risk Factors; Item 3 - Legal Proceedings; and Item 7 - Management's Discussion and Analysis of Financial Condition and Results of Operations, and our Quarterly Report on Form 10-Q for the quarter ended June 26, 2020, and in particular the discussions contained under Part I, Item 2 - Management's Discussion and Analysis of Financial Condition and Results of Operations; Part II, Item 1 - Legal Proceedings; and Part II, Item 1A - Risk Factors, as well as the Company’s other filings with the Securities and Exchange Commission. The Company is not under any duty to update any of the forward-looking statements after the date of this press release to conform to actual results, except as required by applicable law.

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Financial Highlights:
Results of Operations (in thousands, except per-share data):

	For the Three Months Ended		For the Nine Months Ended
Unaudited	June 26, 2020	June 28, 2019	June 26, 2020	June 28, 2019
Revenues	$3,260,057	$3,169,622	$10,047,286	$9,345,005
Direct cost of contracts	(2,631,031)	(2,543,488)	(8,125,554)	(7,533,511)
Gross profit	629,026	626,134	1,921,732	1,811,494
Selling, general and administrative expenses	(434,650)	(536,180)	(1,408,232)	(1,505,731)
Operating Profit	194,376	89,954	513,500	305,763
Other Income (Expense):
Interest income	1,249	3,398	3,180	7,172
Interest expense	(18,193)	(18,978)	(48,163)	(73,727)
Miscellaneous income (expense), net	126,249	19,025	(87,470)	58,211
Total other income (expense), net	109,305	3,445	(132,453)	(8,344)
Earnings from Continuing Operations Before Taxes	303,681	93,399	381,047	297,419
Income Tax (Expense) Benefit from Continuing Operations	(67,674)	1,981	(75,041)	(12,829)
Net Earnings of the Group from Continuing Operations	236,007	95,380	306,006	284,590
Net Earnings of the Group from Discontinued Operations	18,043	435,684	125,511	438,837
Net Earnings of the Group	254,050	531,064	431,517	723,427
Net Earnings Attributable to Noncontrolling Interests from Continuing Operations	(9,121)	(6,015)	(21,662)	(15,578)
Net Earnings Attributable to Jacobs from Continuing Operations	226,886	89,365	284,344	269,012
Net Earnings Attributable to Noncontrolling Interests from Discontinued Operations	—	(607)	—	(2,195)
Net Earnings Attributable to Jacobs from Discontinued Operations	18,043	435,077	125,511	436,642
Net Earnings Attributable to Jacobs	$244,929	$524,442	$409,855	$705,654
Net Earnings Per Share:
Basic Net Earnings from Continuing Operations Per Share	$1.74	$0.65	$2.15	$1.93
Basic Net Earnings from Discontinued Operations Per Share	$0.14	$3.18	$0.95	$3.14
Basic Earnings Per Share	$1.88	$3.83	$3.11	$5.07

Diluted Net Earnings from Continuing Operations Per Share	$1.73	$0.65	$2.13	$1.92
Diluted Net Earnings from Discontinued Operations Per Share	$0.14	$3.15	$0.94	$3.11
Diluted Earnings Per Share	$1.87	$3.80	$3.08	$5.02

Segment Information (in thousands):

	Three Months Ended		Nine Months Ended
Unaudited	June 26, 2020	June 28, 2019	June 26, 2020	June 28, 2019
Revenues from External Customers:
Critical Mission Solutions	$1,211,143	$1,156,488	$3,636,978	$3,251,024
People & Places Solutions	2,048,914	2,013,134	6,410,308	6,093,981
Pass Through Revenue	(578,717)	(533,935)	(1,921,863)	(1,840,572)
People & Places Solutions Net Revenue	$1,470,197	$1,479,199	$4,488,445	$4,253,409
Total Revenue	$3,260,057	$3,169,622	$10,047,286	$9,345,005
Net Revenue	$2,681,340	$2,635,687	$8,125,423	$7,504,433

	Three Months Ended		Nine Months Ended
	June 26, 2020	June 28, 2019	June 26, 2020	June 28, 2019
Segment Operating Profit:
Critical Mission Solutions	$89,608	$76,306	$264,323	$222,289
People & Places Solutions	190,453	183,318	557,864	515,465
Total Segment Operating Profit	280,061	259,624	822,187	737,754
Other Corporate Expenses (1)	(65,213)	(64,525)	(193,148)	(185,674)
Restructuring, Transaction and Other Charges	(20,472)	(105,145)	(115,539)	(246,317)
Total U.S. GAAP Operating Profit	194,376	89,954	513,500	305,763
Total Other Income (Expense), net (2)	109,305	3,445	(132,453)	(8,344)
Earnings from Continuing Operations Before Taxes	$303,681	$93,399	$381,047	$297,419
(1)Other corporate expenses include costs that were previously allocated to the ECR segment prior to discontinued operations presentation in connection with the ECR sale in the approximate amount of $2.0 million and $14.8 million for the three and nine month periods ended June 28, 2019, respectively. Other corporate expenses also include intangibles amortization of $23.1 million and $18.4 million for the three-month periods ended June 26, 2020 and June 28, 2019, respectively, and $67.1 million and $55.7 million for the nine months ended June 26, 2020 and June 28, 2019, respectively.
(2)For the three and nine month periods ended June 26, 2020, includes revenues under the Company's TSA with Worley of $1.0 million and $15.2 million, respectively, $122.9 million and $(119.0) million in fair value adjustments related to our investment in Worley stock (net of Worley stock dividend) and certain foreign currency revaluations relating to the ECR sale, respectively, the amortization of deferred financing fees related to the acquisition of CH2M HILL Companies Ltd. ("CH2M") in December 2017 (the "CH2M acquisition") of $— million and $0.7 million, respectively, and the loss on settlement of the U.S. pension plan of $— million and $2.7 million respectively. For the three and nine month periods ended June 28, 2019, includes the amortization of deferred financing fees related to the CH2M acquisition of $0.5 million and $1.5 million, respectively, and the gain on settlement of the CH2M portion of the U.S. pension plan of $0.0 million and $34.6 million, respectively. Also includes revenues under the Company's TSA with Worley of $14.1 million for the three and nine month periods ended June 28, 2019, for which the related costs are included in SG&A.
Other Operational Information (in thousands):

Unaudited	For the Nine Months Ended
Continuing Operations	June 26, 2020	June 28, 2019
Depreciation (pre-tax)	$66,994	$67,553
Amortization of Intangibles (pre-tax)	$67,074	$55,732
Capital Expenditures	$88,821	$97,466

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Balance Sheet (in thousands):

Unaudited	June 26, 2020	September 27, 2019
ASSETS
Current Assets:
Cash and cash equivalents	$1,024,810	$631,068
Receivables and contract assets	3,153,664	2,840,209
Prepaid expenses and other	433,837	639,539
Current assets held for sale	—	952
Total current assets	4,612,311	4,111,768
Property, Equipment and Improvements, net	346,637	308,143
Other Noncurrent Assets:
Goodwill	5,616,849	5,432,544
Intangibles, net	676,005	665,076
Miscellaneous	1,359,964	918,202
Noncurrent assets held for sale	—	26,978
Total other noncurrent assets	7,652,818	7,042,800
	$12,611,766	$11,462,711
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Short-term debt	$—	$199,901
Accounts payable	1,049,224	1,072,645
Accrued liabilities	1,228,924	1,384,379
Contract liabilities	450,326	414,208
Current liabilities held for sale	—	2,573
Total current liabilities	2,728,474	3,073,706
Long-term Debt	2,155,166	1,201,245
Other Deferred Liabilities	1,843,132	1,419,005
Noncurrent Liabilities Held for Sale	—	97
Commitments and Contingencies
Stockholders’ Equity:
Capital stock:
Preferred stock, $1 par value, authorized - 1,000,000 shares; issued and outstanding - none	—	—
Common stock, $1 par value, authorized - 240,000,000 shares; issued and outstanding - 130,180,415 shares and 132,879,395 shares as of June 26, 2020 and September 27, 2019, respectively	130,180	132,879
Additional paid-in capital	2,589,263	2,559,450
Retained earnings	4,028,062	3,939,174
Accumulated other comprehensive loss	(911,692)	(916,812)
Total Jacobs stockholders’ equity	5,835,813	5,714,691
Noncontrolling interests	49,181	53,967
Total Group stockholders’ equity	5,884,994	5,768,658
	$12,611,766	$11,462,711

Statement of Cash Flow (in thousands):

	For the Three Months Ended		For the Nine Months Ended
Unaudited	June 26, 2020	June 28, 2019	June 26, 2020	June 28, 2019
Cash Flows from Operating Activities:
Net earnings attributable to the Group	$254,050	$531,064	$431,517	$723,427
Adjustments to reconcile net earnings to net cash flows (used for) provided by operations:
Depreciation and amortization:
Property, equipment and improvements	22,276	25,851	66,994	69,663
Intangible assets	23,135	18,383	67,074	56,346
Gain on sale of ECR business	(31,456)	(917,697)	(113,366)	(917,697)
Loss on disposal of other businesses and investments	—	9,608	—	9,608
(Gain) Loss on investment in equity securities	(131,350)	(2,175)	138,875	(2,175)
Stock based compensation	12,373	18,425	36,208	47,341
Equity in earnings of operating ventures, net	(1,924)	(2,307)	(1,689)	(7,632)
(Gain) Loss on disposals of assets, net	(54)	(1,732)	(301)	1,998
(Gain) Loss on pension and retiree medical plan changes	—	—	2,651	(34,621)
Deferred income taxes	(10,967)	83,600	62,473	52,592
Changes in assets and liabilities, excluding the effects of businesses acquired:
Receivables and contract assets, net of contract liabilities	78,070	211,996	(135,615)	17,146
Prepaid expenses and other current assets	28,679	(41,734)	19,902	5,999
Accounts payable	37,585	74,532	(115,080)	67,778
Accrued liabilities	(25,296)	(103,416)	(78,863)	(161,179)
Other deferred liabilities	97,082	(80,707)	(56,426)	(129,468)
Other, net	7,305	11,228	50,122	(19,439)
Net cash provided by (used for) operating activities	359,508	(165,081)	374,476	(220,313)
Cash Flows from Investing Activities:
Additions to property and equipment	(27,484)	(45,190)	(88,821)	(106,670)
Disposals of property and equipment and other assets	58	60	96	7,300
Capital contributions to equity investees	—	—	(12,358)	(3,904)
Acquisitions of businesses, net of cash acquired	—	(575,110)	(286,534)	(575,110)
Disposals of investment in equity securities	—	64,708	—	64,708
(Payments) proceeds related to sales of businesses	—	2,796,734	(5,061)	2,796,734
Purchases of noncontrolling interests	—	—	—	(1,113)
Net cash (used for) provided by investing activities	(27,426)	2,241,202	(392,678)	2,181,945
Cash Flows from Financing Activities:
Net proceeds from borrowings	(954,863)	(1,895,959)	756,508	(1,200,388)
Debt issuance costs	—	—	(1,807)	(3,741)
Proceeds from issuances of common stock	9,873	20,198	28,793	46,143
Common stock repurchases	—	(36,183)	(285,822)	(524,618)
Taxes paid on vested restricted stock	(2,913)	(5,870)	(27,655)	(26,187)
Cash dividends, including to noncontrolling interests	(33,991)	(25,867)	(97,521)	(82,257)
Net cash (used for) provided by financing activities	(981,894)	(1,943,681)	372,496	(1,791,048)
Effect of Exchange Rate Changes	18,743	15,164	39,448	34,300
Net (Decrease) increase in Cash and Cash Equivalents	(631,069)	147,604	393,742	204,884
Cash and Cash Equivalents at the Beginning of the Period	1,655,879	850,638	631,068	793,358
Cash and Cash Equivalents at the End of the Period	$1,024,810	$998,242	$1,024,810	$998,242

Backlog (in millions):

	June 26, 2020	June 28, 2019
Critical Mission Solutions	$9,066	$8,456
People & Places Solutions	14,608	14,011
Total	$23,674	$22,467

Non-GAAP Financial Measures:
In this press release, the Company has included certain non-GAAP financial measures as defined in Regulation G promulgated under the Securities Exchange Act of 1934, as amended. The non-GAAP financial measures included in this press release are net revenue, adjusted net earnings from continuing operations, adjusted EPS from continuing operations and adjusted EBITDA.

Net revenue is calculated excluding pass-through revenue of the Company’s People & Places Solutions segment from the Company’s revenue from continuing operations. Adjusted net earnings from continuing operations and adjusted EPS from continuing operations are non-GAAP financial measures that are calculated by (i) excluding the costs related to the 2015 restructuring activities, which included involuntary terminations, the abandonment of certain leased offices, combining operational organizations and the co-location of employees into other existing offices; and charges associated with our Europe, U.K. and Middle East region, which included write-offs on contract accounts receivable and charges for statutory redundancy and severance costs; (ii) excluding costs and other charges associated with restructuring activities implemented in connection with the acquisitions of The KeyW Holding Corporation ("KeyW"), CH2M and John Wood Group nuclear business, the sale of the ECR business and other related cost reduction initiatives, which included involuntary terminations, costs associated with co-locating Jacobs, KeyW and CH2M offices, separating physical locations of ECR and continuing operations, costs and expenses of the Integration Management Office and Separation Management Office, including professional services and personnel costs, costs and charges associated with the divestiture of joint venture interests to resolve potential conflicts arising from the CH2M acquisition, expenses relating to certain commitments and contingencies relating to discontinued operations of the CH2M business, charges associated with certain operations in India, which included write-offs on contract accounts receivable and other accruals, and similar costs and expenses (collectively referred to as the “Restructuring and other charges”); (iii) excluding transaction costs and other charges incurred in connection with closing of the KeyW, CH2M and John Wood Group nuclear business acquisitions, and sale of the ECR business (to the extent incurred prior to the closing), including advisor fees, change in control payments, costs and expenses relating to the registration and listing of Jacobs stock issued in connection with the CH2M acquisition, and similar transaction costs and expenses (collectively referred to as “transaction costs”); (iv) adding back amortization of intangible assets; (v) allocating to discontinued operations estimated stranded corporate costs that will be reimbursed or otherwise eliminated in connection with the sale of the ECR business; (vi) the reclassification of revenue under the Company's transition services agreement (TSA) included in other income for U.S. GAAP reporting purposes to SG&A and the exclusion of remaining unreimbursed costs associated with the TSA; (vii) allocating to discontinued operations estimated interest expense relating to long-term debt that was paid down with the proceeds of the ECR sale; (viii) the removal of fair value adjustments and dividend income related to the Company’s investment in Worley stock and certain foreign currency revaluations relating to ECR sale proceeds; (ix) the exclusion of a one-time favorable adjustment in the fiscal 2019 period associated with a reduction of deferred income taxes for permanently reinvested earnings from non-U.S. subsidiaries in connection with the sale of the ECR business; (x) excluding charges resulting from the revaluation of certain deferred tax assets/liabilities in connection with U.S. tax reform; (xi) adding back depreciation and amortization relating to the ECR business of the Company that was ceased as a result of the application of held-for-sale accounting; and (xii) other income tax adjustments. Adjustments to derive adjusted net earnings from continuing operations and adjusted EPS from continuing operations are calculated on an after-tax basis. We believe that net revenue, adjusted net earnings from continuing operations, adjusted EPS from continuing operations and adjusted EBITDA are useful to management, investors and other users of our financial information in evaluating the Company’s operating results and understanding the Company’s operating trends by excluding or adding back the effects of the items described above, the inclusion or exclusion of which can obscure underlying trends. Additionally, management uses such measures in its own evaluation of the Company’s performance, particularly when comparing performance to past periods, and believes these measures are useful for investors because they facilitate a comparison of our financial results from period to period.

For fiscal 2020 outlook, the Company calculated adjusted EBITDA by adding income tax expense, depreciation expense and interest expense, and deducting interest income from adjusted net earnings from continuing operations.

The Company provides non-GAAP measures to supplement U.S. GAAP measures, as they provide additional insight into the Company’s financial results. However, non-GAAP measures have limitations as analytical tools and should not be considered in isolation and are not in accordance with, or a substitute for, U.S. GAAP measures. In addition, other companies may define non-GAAP measures differently, which limits the ability of investors to compare non-GAAP measures of the Company to those used by our peer companies.

The following tables reconcile the components and values of U.S. GAAP revenue, net earnings from continuing operations, EPS from continuing operations and revenue to the corresponding "adjusted" amounts. For the comparable periods presented below, such adjustments consist of amounts incurred in connection with the items described above. Amounts are shown in thousands, except for per-share data (note: earnings per share amounts may not add across due to rounding). Reconciliation of the adjusted EPS and adjusted EBITDA outlook for the full fiscal year to the most directly comparable GAAP measure is not available without unreasonable efforts because the Company cannot predict with sufficient certainty all the components required to provide such reconciliation (note: earnings per share amounts may not add across due to rounding).

U.S. GAAP Reconciliation for the third quarter of fiscal 2020 and 2019

	Three Months Ended
	June 26, 2020
Unaudited	U.S. GAAP	Effects of Restructuring, Transaction and Other Charges	Other Adjustments (1)	Adjusted
Revenues	$3,260,057	$—	$—	$3,260,057
Pass through revenue	—	—	(578,717)	(578,717)
Net revenue	3,260,057	—	(578,717)	2,681,340
Direct cost of contracts	(2,631,031)	1,841	578,717	(2,050,473)
Gross profit	629,026	1,841	—	630,867
Selling, general and administrative expenses	(434,650)	18,631	24,083	(391,936)
Operating Profit	194,376	20,472	24,083	238,931
Total other income (expense), net	109,305	—	(123,971)	(14,666)
Earnings from Continuing Operations Before Taxes	303,681	20,472	(99,888)	224,265
Income Tax (Expense) Benefit from Continuing Operations	(67,674)	(6,351)	24,125	(49,900)
Net Earnings of the Group from Continuing Operations	236,007	14,121	(75,763)	174,365
Net Earnings Attributable to Noncontrolling Interests from Continuing Operations	(9,121)	—	—	(9,121)
Net Earnings Attributable to Jacobs from Continuing Operations	226,886	14,121	(75,763)	165,244
Net Earnings Attributable to Discontinued Operations	18,043	—	—	18,043
Net Earnings (Loss) attributable to Jacobs	$244,929	$14,121	$(75,763)	$183,287
Diluted Net Earnings (Loss) from Continuing Operations Per Share	$1.73	$0.11	$(0.58)	$1.26
Diluted Net Earnings from Discontinued Operations Per Share	$0.14	$—	$—	$0.14
Diluted Earnings (Loss) Per Share	$1.87	$0.11	$(0.58)	$1.40
Operating profit margin	6.0%			8.9%

(1) Includes (a) the removal of pass through revenues and costs for the People & Places Solutions line of business for the calculation of operating profit margin as a percentage of net revenue of $578.7 million, (b) the removal of amortization of intangible assets of $23.1 million, (c) the reclassification of revenues under the Company's TSA of $1.0 million included in other income for U.S. GAAP reporting purposes to SG&A, (d) the removal of $(123.1) million in fair value adjustments related to our investment in Worley stock (net of Worley stock dividend) and certain foreign currency revaluations relating to the ECR sale and (e) associated income tax expense adjustments for the above pre-tax adjustment items.

	Three Months Ended
	June 28, 2019
Unaudited	U.S. GAAP	Effects of Restructuring, Transaction and Other Charges	Other Adjustments (1)	Adjusted
Revenues	$3,169,622	$—	$—	$3,169,622
Pass through revenue	—	—	(533,935)	(533,935)
Net revenue	3,169,622	—	(533,935)	2,635,687
Direct cost of contracts	(2,543,488)	2,481	533,935	(2,007,072)
Gross profit	626,134	2,481	—	628,615
Selling, general and administrative expenses	(536,180)	102,664	37,714	(395,802)
Operating Profit	89,954	105,145	37,714	232,813
Total other income (expense), net	3,445	1,346	(8,362)	(3,571)
Earnings from Continuing Operations Before Taxes	93,399	106,491	29,352	229,242
Income Tax (Expense) Benefit from Continuing Operations	1,981	(26,183)	(5,823)	(30,025)
Net Earnings of the Group from Continuing Operations	95,380	80,308	23,529	199,217
Net Earnings Attributable to Noncontrolling Interests from Continuing Operations	(6,015)	—	—	(6,015)
Net Earnings from Continuing Operations attributable to Jacobs	89,365	80,308	23,529	193,202
Net Earnings (Loss) Attributable to Discontinued Operations	435,077	4,505	(7,823)	431,759
Net earnings attributable to Jacobs	$524,442	$84,813	$15,706	$624,961
Diluted Net Earnings from Continuing Operations Per Share	$0.65	$0.58	$0.17	$1.40
Diluted Net Earnings (Loss) from Discontinued Operations Per Share	$3.15	$0.03	$(0.06)	$3.13
Diluted Earnings Per Share	$3.80	$0.61	$0.11	$4.53
Operating profit margin	2.84%			8.83%

(1) Includes after-tax CH2M transaction costs and adjustments of $0.4 million, after-tax transaction costs associated with the sale of our ECR line of business of $2.4 million and after-tax transaction costs associated with the acquisition of KeyW of $9.6 million.

(2) Includes (a) the removal of pass through revenues and costs for the People & Places Solutions line of business for the calculation of operating profit margin as a percentage of net revenue of $533.9 million, (b) the removal of amortization of intangible assets of $18.4 million, (c) the allocation to discontinued operations of estimated stranded corporate costs of $2.0 million that would have been reimbursed under the TSA with Worley or otherwise eliminated from the ongoing operations in connection with the sale of the ECR business, (d) the allocation to discontinued operations of estimated interest expense for the full period related to long-term debt that was paid down as a result of the closing of the sale of the ECR business of $5.8 million, (e) the add-back of depreciation relating to the ECR business that was ceased as a result of the application of held-for-sale accounting of $2.6 million and (f) the reclassification of revenues under the TSA of $14.1 million included in other income for U.S. GAAP reporting purposes to SG&A and the exclusion of $3.2 million in remaining unreimbursed costs associated with this agreement, (g) other income tax adjustments of $1.5 million and (h) associated income tax expense adjustments for all the above pre-tax adjustment items.

	Nine Months Ended
	June 26, 2020
Unaudited	U.S. GAAP	Effects of Restructuring, transaction and Other Charges	Other Adjustments (1)	Adjusted
Revenues	$10,047,286	$—	$—	$10,047,286
Pass through revenue	—	—	(1,921,863)	(1,921,863)
Net revenue	10,047,286	—	(1,921,863)	8,125,423
Direct cost of contracts	(8,125,554)	1,841	1,921,863	(6,201,850)
Gross profit	1,921,732	1,841	—	1,923,573
Selling, general and administrative expenses	(1,408,232)	113,698	82,962	(1,211,572)
Operating Profit	513,500	115,539	82,962	712,001
Total other (expense) income, net	(132,453)	2,799	103,720	(25,934)
Earnings from Continuing Operations Before Taxes	381,047	118,338	186,682	686,067
Income Tax Expense from Continuing Operations	(75,041)	(31,133)	(45,069)	(151,243)
Net Earnings of the Group from Continuing Operations	306,006	87,205	141,613	534,824
Net (Earnings) Loss Attributable to Noncontrolling Interests from Continuing Operations	(21,662)	—	—	(21,662)
Net Earnings from Continuing Operations attributable to Jacobs	284,344	87,205	141,613	513,162
Net Earnings Attributable to Discontinued Operations	125,511	—	—	125,511
Net earnings attributable to Jacobs	$409,855	$87,205	$141,613	$638,673
Diluted Net Earnings from Continuing Operations Per Share	$2.13	$0.65	$1.06	$3.85
Diluted Net Earnings from Discontinued Operations Per Share	$0.94	$—	$—	$0.94
Diluted Earnings Per Share	$3.08	$0.65	$1.06	$4.80
Operating profit margin	5.11%			8.76%

(1) Includes (a) the removal of pass through revenues and costs for the People & Places Solutions line of business for the calculation of operating profit margin as a percentage of net revenue of $1.9 billion, (b) the removal of amortization of intangible assets of $67.1 million, (c) the reclassification of revenues under the TSA of $15.2 million included in other income for U.S. GAAP reporting purposes to SG&A, (d) the removal of $118.8 million in fair value adjustments related to our investment in Worley stock (net of Worley stock dividend) and certain foreign currency revaluations relating to the ECR sale and (e) associated income tax expense adjustments for the above pre-tax adjustment items.

	Nine Months Ended
	June 28, 2019
Unaudited	U.S. GAAP	Effects of Restructuring, transaction and Other Charges	Other Adjustments (1)	Adjusted
Revenues	$9,345,005	$—	$—	$9,345,005
Pass through revenue	—	—	(1,840,572)	(1,840,572)
Net revenue	9,345,005	—	(1,840,572)	7,504,433
Direct cost of contracts	(7,533,511)	1,969	1,840,572	(5,690,970)
Gross profit	1,811,494	1,969	—	1,813,463
Selling, general and administrative expenses	(1,505,731)	244,348	87,863	(1,173,520)
Operating Profit	305,763	246,317	87,863	639,943
Total other (expense) income, net	(8,344)	(26,916)	28,109	(7,151)
Earnings from Continuing Operations Before Taxes	297,419	219,401	115,972	632,792
Income Tax Expense from Continuing Operations	(12,829)	(47,952)	(53,782)	(114,563)
Net Earnings of the Group from Continuing Operations	284,590	171,449	62,190	518,229
Net (Earnings) Loss Attributable to Noncontrolling Interests from Continuing Operations	(15,578)	—	—	(15,578)
Net Earnings from Continuing Operations attributable to Jacobs	269,012	171,449	62,190	502,651
Net Earnings (Loss) Attributable to Discontinued Operations	436,642	8,361	(55,622)	389,381
Net earnings attributable to Jacobs	$705,654	$179,810	$6,568	$892,032
Diluted Net Earnings from Continuing Operations Per Share	$1.92	$1.22	$0.44	$3.58
Diluted Net Earnings (Loss) from Discontinued Operations Per Share	$3.11	$0.06	$(0.40)	$2.77
Diluted Earnings Per Share	$5.02	$1.28	$0.05	$6.35
Operating profit margin	3.27%			8.53%

(1) Includes after-tax CH2M transaction costs and adjustments of $1.2 million, after-tax transaction costs associated with the sale of the ECR business of $8.9 million and after-tax transaction costs associated with the acquisition of KeyW of $9.6 million.

(2) Includes (a) the removal of pass through revenues and costs for the People & Places Solutions line of business for the calculation of operating profit margin as a percentage of net revenue of $1.84 billion, (b) the removal of amortization of intangible assets of $55.7 million, (c) the allocation to discontinued operations of estimated stranded corporate costs of $14.8 million that will be reimbursed under the TSA with Worley or otherwise eliminated from the ongoing operations in connection with the sale of the ECR business, (d) the allocation to discontinued operations of estimated interest expense for the full period related to long-term debt that has been paid down as a result of the ECR sale of$42.3 million, (e) the exclusion of approximately $37.0 million in one-time favorable income tax adjustment associated with reduction of deferred income taxes for permanently reinvested earnings from non-U.S. subsidiaries in connection with the sale of the ECR business, (f) the add-back of charges resulting from the revaluation of certain deferred tax assets/liabilities in connection with U.S. tax reform from the first quarter of $11.0 million and other adjustments of $1.5 million, (g) the add-back of depreciation relating to the ECR business that was ceased as a result of the application of held-for-sale accounting of $17.3 million, (h) the reclassification of revenues under the TSA of $14.1 million included in other income for U.S. GAAP reporting purposes to SG&A and the exclusion of $3.2 million in remaining unreimbursed costs associated with this agreement and (i) associated income tax expense adjustments for all the above pre-tax adjustment items.

Earnings Per Share:

	Three Months Ended		Nine Months Ended
Unaudited	June 26, 2020	June 28, 2019	June 26, 2020	June 28, 2019
Numerator for Basic and Diluted EPS:
Net earnings attributable to Jacobs from continuing operations	$226,886	$89,365	$284,344	$269,012
Net earnings from continuing operations allocated to participating securities	(24)	(105)	(77)	(444)
Net earnings from continuing operations allocated to common stock for EPS calculation	$226,862	$89,260	$284,267	$268,568

Net earnings attributable to Jacobs from discontinued operations	$18,043	$435,077	$125,511	$436,642
Net earnings from discontinued operations allocated to participating securities	(2)	(513)	(34)	(720)
Net earnings from discontinued operations allocated to common stock for EPS calculation	$18,041	$434,564	$125,477	$435,922

Net earnings allocated to common stock for EPS calculation	$244,903	$523,824	$409,744	$704,490

Denominator for Basic and Diluted EPS:
Weighted average basic shares	130,229	136,772	131,995	139,263
Shares allocated to participating securities	(14)	(161)	(36)	(230)
Shares used for calculating basic EPS attributable to common stock	130,215	136,611	131,959	139,033

Effect of dilutive securities:
Stock compensation plans	1,048	1,212	1,188	1,206
Shares used for calculating diluted EPS attributable to common stock	131,263	137,823	133,147	140,239

Net Earnings Per Share:
Basic Net Earnings from Continuing Operations Per Share	$1.74	$0.65	$2.15	$1.93
Basic Net Earnings from Discontinued Operations Per Share	$0.14	$3.18	$0.95	$3.14
Basic Earnings Per Share	$1.88	$3.83	$3.11	$5.07
Diluted Net Earnings from Continuing Operations Per Share	$1.73	$0.65	$2.13	$1.92
Diluted Net Earnings from Discontinued Operations Per Share	$0.14	$3.15	$0.94	$3.11
Diluted Earnings Per Share	$1.87	$3.80	$3.08	$5.02

For additional information contact:

Investors:
Jonathan Doros, 214-583-8596
jonathan.doros@jacobs.com

Media:
Marietta Hannigan, 214-920-8035
marietta.hannigan@jacobs.com

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